EXHIBIT B

                       DIAMOND HILL INVESTMENT GROUP, INC.

            AGREEMENT FOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     This Agreement for Restricted Stock and Restricted Stock Units (the "Agreement") is made effective as of ___________________, 20____ by and between Diamond Hill Investment Group, Inc., an Ohio corporation ("Diamond Hill"), and _________________________ ("Employee").

                              BACKGROUND INFORMATION
                              ----------------------

     A. Employee is currently employed with Diamond Hill.

     B. The Board of Directors of Diamond Hill (the "Board") has determined that providing equity-based compensation to Diamond Hill employees is important to Diamond Hill's continued progress and would provide such employees with further incentive to continue in the employ of Diamond Hill.

     C. Diamond Hill's 1993 Non-Qualified and Incentive Stock Option Plan terminated in November 2003 and can no longer serve as a means to provide employees of Diamond Hill with equity-based compensation.

     D. The Board has determined that Employee be granted equity-based compensation in the form of restricted shares of Diamond Hill's Common Stock, no par value (the "Restricted Stock") and restricted stock units, each representing the right to receive one (1) share of Restricted Stock (the "Restricted Stock Units") in accordance with and subject to the terms and conditions set forth below.

                                   PROVISIONS
                                   ----------

     In consideration of the mutual covenants and representations set forth below, Diamond Hill and Employee agree as follows:

     1. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of this Agreement, Diamond Hill hereby agrees to issue to Employee five thousand (5,000) shares of Restricted Stock (the "Restricted Stock Grant") and twenty thousand Restricted Stock Units (the "Restricted Stock Unit Grant") for a purchase price of $0.

     2. Contingent Upon Shareholder Approval. The parties hereby acknowledge that the Restricted Stock Grant and Restricted Stock Unit Grant are subject to and contingent upon shareholder approval. This Agreement will terminate if shareholder approval is not obtained at or prior to Diamond Hill's 2004 annual meeting of shareholders.

     3. Vesting of Restricted Stock and Restricted Stock Units.

          (a) Restricted Stock. So long as Employee continues to be an employee of Diamond Hill (a "Service Provider"), one hundred percent (100%) of the Restricted Stock issued pursuant to the terms of this Agreement shall vest and will no longer be subject to repurchase (as described in Section 4(a) below) on the fifth anniversary date of this Agreement.

          (b) Restricted Stock Units. So long as Employee continues to be a Service Provider, the Restricted Stock Units subject to the Restricted Stock Unit Grant shall vest and will no longer be subject to termination (as described in Section 4(b) below) at a rate of twenty-five percent (25%) of the total number of Restricted Stock Units subject to the Restricted Stock Unit Grant per year beginning on the first anniversary date of this Agreement and ending on the fourth anniversary date of this Agreement. Upon the vesting of a portion of the Restricted Stock Unit Grant, Employee will receive shares of Restricted Stock equal to the number of Restricted Stock Units that have vested. Accordingly, the Restricted Stock Unit Grant shall vest as follows:

               (i) Year 1: 5,000 of the 20,000 Restricted Stock Units subject to the Restricted Stock Unit Grant will vest on the first anniversary of this Agreement.

               (ii) Years 2-4: An additional 5,000 of the 20,000 shares subject to the Restricted Stock Unit Grant will vest each year thereafter such that all 20,000 shares subject to the Restricted Stock Unit Grant shall be vested on the fourth anniversary of this Agreement.

          (c) Acceleration of Vesting. Notwithstanding the foregoing, all Restricted Stock Units that have not vested (the "Unvested Units") and all shares of Restricted Stock that have not vested (the "Unvested Shares") shall vest immediately upon the occurrence of any of the following:

               (i) Change of Control.

                    (1) For purposes of this Agreement, a "Change of Control" shall be deemed to occur if:

                         a) Diamond Hill transfers, sells, conveys, or otherwise
disposes of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity;

                         b) the shareholders of Diamond Hill transfer, sell or
convey more than 50% of Diamond Hill's total shares outstanding to any person or entity and/or such person or entity's affiliates in a transaction or transactions which would effectively provide the acquiror(s) of such shares with control of the voting power of Diamond Hill's securities;

                         c) the executive officers and directors of Diamond
Hill, serving as of the date of this Agreement, transfer, sell, convey or otherwise dispose of more than 80% of their current aggregate ownership interests in Diamond Hill to persons or entities other than their respective family members or affiliates; or

                         d) Roderick H. Dillon is no longer serving as the
President or highest ranking executive officer of Diamond Hill.

                    (2) For purposes of this Agreement, the following shall not be considered a Change of Control:

                         a) a merger effected exclusively for the purpose of
changing the domicile of Diamond Hill;

                         b) a transaction consummated primarily for equity
financing purposes in which Diamond Hill is the surviving corporation; or

                         c) a transaction in which the shareholders of Diamond
Hill immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction unless the relative voting ownership among Diamond Hill's shareholders as a group, by virtue of holding the acquisition or other consideration, is materially disproportionate to their relative ownership of the voting stock or voting power of Diamond Hill immediately prior to such transaction.

               (ii) Termination Without Cause. Employee's continuous status as a Service Provider is terminated by Diamond Hill without Cause. For purposes of this Agreement, "Cause" shall mean:

                    (1) Employee's failure to perform his assigned duties or responsibilities as a Service Provider after written notice thereof from Diamond Hill describing Employee's failure to perform such duties or responsibilities;

                    (2) Employee engaging in knowing and intentional illegal conduct that was or is materially injurious to Diamond Hill or its affiliates;

                    (3) Employee's violation of a federal or state law or regulation applicable to Diamond Hill's business which violation was or is reasonably likely to be injurious to Diamond Hill;

                    (4) Employee's material breach of the terms of any agreement between Employee and Diamond Hill;

                    (5) Employee being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, Diamond Hill or its affiliates; or

                    (6) Employee's gross negligence or willful misconduct in connection with Employee's service with Diamond Hill.

               (iii) Termination for Good Reason. Employee's continuous status as a Service Provider is terminated by Employee for Good Reason so long as Employee has provided Diamond Hill with two (2) weeks prior written notice of the Good Reason and the Good Reason continues to exist at the end of such notice period. For purposes of this Agreement, unless Employee gives his prior written consent to any of the following, "Good Reason" shall mean any act or omission by Diamond Hill that results in:

                    (1) the assignment to Employee of any duties materially inconsistent with, or in any material diminution of, the positions, duties, responsibilities and status of Employee as of the date of this Agreement;

                    (2) any material reduction in base salary or benefits that is not (A) performance based or (B) a result of Diamond Hill's financial condition, so long as such reduction is applied to all similarly-situated employees;

                    (3) a change of Diamond Hill's office location outside of the greater Columbus Ohio area; or

                    (4) any imminent transfer of Employee to a location outside of the greater Columbus, Ohio area.

               (iv) Death or Disability. Employee's continuous status as a Service Provider is terminated due to Employee's death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")).

               (v) Board Discretion. The vesting schedule of all or any portion of the Restricted Stock Grant or Restricted Stock Unit Grant may be accelerated by Board resolution, in the Board's sole discretion, without requiring further shareholder approval.

     4. Repurchase of Restricted Stock and Termination of Restricted Stock
Units.

          (a) Repurchase of Restricted Stock.

               (i) In the event Employee's continuous status as a Service Provider terminates for any reason, other than as set forth in Section 3 above, all Unvested Shares shall be repurchased by Diamond Hill at a price per share equal to the purchase price ($0) by providing written notice of termination to the Escrow Agent (as defined in Section 6 below) (the "Termination Notice").

               (ii) Upon delivery of the Termination Notice to the Escrow Agent, Diamond Hill shall become the legal and beneficial owner of the Unvested Shares and all related rights and interests therein, and Diamond Hill shall have the right to retain and transfer to its own name the Unvested Shares being repurchased by Diamond Hill.

          (b) Termination of Restricted Stock Units. In the event Employee's continuous status as a Service Provider terminates for any reason, other than as set forth in Section 3 above, all Unvested Units shall terminate.

     5. Restrictions on Transfer.

          (a) Stop-Transfer Notices. Employee agrees that to ensure compliance with the restrictions referred to herein, Diamond Hill may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if Diamond Hill transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (b) Refusal to Transfer. Diamond Hill shall not be required (i) to transfer on its books any shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

          (c) Lock-Up Period. Employee hereby agrees that, in connection with the registration of an underwritten public offering by Diamond Hill of any securities of Diamond Hill under the Securities Act of 1933, as amended (the "Securities Act"), Employee shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any shares or other securities of Diamond Hill, nor shall Employee enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares or other securities of Diamond Hill, immediately prior to and during the 90-day period following the effective date of the registration statement of Diamond Hill filed under the Securities Act in connection with a secondary public offering. Employee further agrees, if so requested by Diamond Hill or any representative of its underwriters, to enter into such underwriter's standard form of "lockup" agreement in a form satisfactory to Diamond Hill and such underwriter. Diamond Hill may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

          (d) Unvested Shares. No Unvested Shares subject to repurchase pursuant to Section 4(a) above, nor any beneficial interest in such shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by Employee, other than as explicitly called for or permitted by this Agreement.

          (e) Restrictive Legends. Employee understands and agrees that Diamond Hill shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the shares, together with any other legends that may be required by Diamond Hill or by applicable state or federal securities laws:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE AGREEMENT FOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 90 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE ACT AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

     6. Escrow.

          (a) Employee agrees that any certificate(s) evidencing the Restricted Stock issued pursuant to this Agreement shall be held in escrow by the Secretary of Diamond Hill or its designee (the "Escrow Agent") until such shares either
(i) vest pursuant to Section 3 above or (ii) are repurchased by Diamond Hill pursuant to Section 4 above. Once the shares vest and are no longer subject to escrow, the Escrow Agent will deliver the certificate(s) representing the shares to Employee. However, in the event such shares are repurchased by Diamond Hill, the Escrow Agent will deliver the certificate(s) representing the shares to Diamond Hill for cancellation. Employee hereby agrees to provide the Escrow Agent and/or Diamond Hill with an executed stock power or other instrument, if necessary, to authorize such transfer and delivery.

          (b) Subject to the terms hereof, Employee shall have all the rights of a shareholder with respect to such shares while they are held in escrow, including without limitation, the right to vote the shares. If, from time to time there is (i) any stock dividend, stock split or other change in the shares,
(ii) any dividend of cash or other property on the shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of Diamond Hill, any and all new, substituted or additional securities or cash or other consideration to which Employee is entitled by reason of Employee's ownership of the shares shall immediately become subject to this escrow, deposited with the Escrow Agent and included thereafter as shares of Restricted Stock for purposes of this Agreement.

     7. Tax Consequences. Employee has reviewed with Employee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representations of Diamond Hill or any of its agents. Employee understands that Employee (and not Diamond Hill) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Employee understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price for the Restricted Stock and the fair market value of the shares as of the date any restrictions on the shares lapse. In this context, "restriction" includes the right of Diamond Hill to repurchase the shares. Employee understands that Employee may elect to be taxed at the time the shares are issued rather than when and as the shares vest by filing an election under
Section 83(b) of the Code with the IRS within 30 days from the date the shares are "transferred". In the event Employee files an election under Section 83(b) of the Code as described above, Employee hereby agrees to provide Diamond Hill with a copy of such filing within three (3) days thereof.

     THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND EMPLOYEE (AND NOT DIAMOND HILL OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF EMPLOYEE REQUESTS DIAMOND HILL OR ITS AGENTS TO MAKE THIS FILING ON EMPLOYEE'S BEHALF.

     Employee hereby acknowledges that Diamond Hill shall be entitled to withhold the amount of taxes which Diamond Hill deems necessary to satisfy any applicable federal, state and local tax withholding obligations arising from (a) the issuance of the Restricted Stock or (b) the lapse of restrictions on the Restricted Stock Units or the Restricted Stock, or to make other appropriate arrangements with Employee to satisfy such obligations.

     8. Employee's Investment Representations. Employee hereby represents to Diamond Hill as of the date hereof and as of each date the Restricted Stock or Restricted Stock Units vest as follows:

          (a) Diamond Hill May Rely on These Representations. Employee understands that Diamond Hill's grant of Restricted Stock and Restricted Stock issuable upon vesting of the Restricted Stock Units (collectively, the "Shares") pursuant to the terms of this Agreement has not been registered under the Securities Act because Diamond Hill believes, relying in part on Employee's representations in this document, that an exemption from such registration requirement is available for such issuance. Employee understands that the availability of this exemption depends upon the representations he is making to Diamond Hill in this document being true and correct.

          (b) Employee Accepts the Shares for Investment. Employee accepts the Shares solely for investment purposes, and not for further distribution. Employee's entire legal and beneficial ownership interest in the Shares is being accepted and shall be held solely for his account, except to the extent he intends to hold the shares jointly with his spouse. Employee is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. Employee's investment intent is not limited to his present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

          (c) Employee Can Protect His Own Interests. Employee can properly evaluate the merits and risks of an investment in the Shares and can protect his own interests in this regard, whether by reason of his business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with Diamond Hill with whom Employee has consulted, or Employee's preexisting business or personal relationship with Diamond Hill or any of its officers, directors or controlling persons.

          (d) Employee Is Informed About Diamond Hill. Employee is sufficiently aware of Diamond Hill's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. Employee has opportunity to discuss the plans, operations and financial condition of Diamond Hill with its officers, directors or controlling persons, and has received all information Employee deems appropriate for assessing the risk of an investment in the Shares.

          (e) Employee Recognizes His Economic Risk. Employee realizes that investment in the Shares involves a high degree of risk, and that Diamond Hill's future prospects are uncertain. Employee is able to hold the Shares indefinitely if required, and is able to bear the loss of his entire investment in the Shares.

          (f) Employee Knows the Shares are Restricted Securities. Employee understands that the Shares are "restricted securities" in that Diamond Hill's issuance of the Shares to him has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Employee also understands and agree that:

               (i) He must hold the Shares indefinitely, unless any subsequent proposed resale by him is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

               (ii) Diamond Hill is under no obligation to register any
                    subsequent proposed resale of the Shares by Employee; and

               (iii) The certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for Diamond Hill or pursuant to the terms of the Agreement.

          (g) Employee Is Familiar With Rule 144. Employee is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of "restricted securities" like the Shares acquired from an issuer in a non-public offering. Employee understands that his ability to sell the Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about Diamond Hill; (ii) the resale occurring more than one year after Employee's purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if Employee is an affiliate of

Diamond Hill, or a non-affiliate who has held the Shares less than two years after his purchase and full payment: (A) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

          (h) Employee Knows Rule 144 May Never be Available. Employee understands that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. Employee further understands that at the time he wishes to sell the Shares, there may be no public market for Diamond Hill's stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude him from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

          (i) Employee Knows He Is Subject to Further Restrictions on Resale. Employee understands that in the event Rule 144 is not available to him, any future proposed sale of any of the Shares by Employee will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or unless each of the following occurs: (i) Employee provides written notice to Diamond Hill containing detailed information regarding the proposed sale, (ii) Employee provides an opinion of my counsel to the effect that such sale will not require registration, and (iii) Diamond Hill notifies Employee in writing that its counsel concurs in such opinion. Employee understands that neither Diamond Hill nor its counsel is obligated to provide Employee with any such opinion. Employee understands that although Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (j) Residence. The address of Employee's principal residence is set forth on the signature page below.

     Employee acknowledges his agreement with each of the statements contained in this Section 8 as of the date first set forth above, and his intent for Diamond Hill to rely on such statements in issuing the Restricted Stock and Restricted Stock Units under this Agreement. Employee hereby agrees that if any such representations become untrue or materially incorrect at any point in the future, Employee shall immediately provide Diamond Hill with written notice regarding the same.

     9. General Provisions.

          (a) Choice of Law. This Agreement shall be governed by Ohio law. The parties agree that any dispute regarding this Agreement or the transactions contemplated hereby shall be submitted to the state or federal courts located in Franklin County, Ohio.

          (b) Integration; Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the Restricted Stock and Restricted Stock Units and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement.

          (c) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either Diamond Hill or Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to Diamond Hill (which Diamond Hill agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

          (d) Successors. Any successor to Diamond Hill (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Diamond Hill's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Diamond Hill would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Diamond Hill" shall include any successor to Diamond Hill's business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Employee and his heirs, executors, administrators, successors and assigns.

          (e) Assignment. The rights granted to Employee under this Agreement are not assignable by Employee under any circumstances.

          (f) Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

          (g) Amendment. Any amendment to this Agreement must be in a writing signed by Employee and the President of Diamond Hill and in accordance with any applicable laws, rules and regulations.

          (h) Further Documents. Employee agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of Diamond Hill to carry out the purposes or intent of this Agreement.

          (i) Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

          (j) Adjustment for Stock Split. All references to the number of Restricted Stock or Restricted Stock Units in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in Diamond Hill's capital stock which may be made after the date of this Agreement.

          (k) Employment at Will. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE WITH EMPLOYEE'S RIGHT OR DIAMOND HILL'S RIGHT TO TERMINATE EMPLOYEE'S RELATIONSHIP WITH DIAMOND HILL AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

          (l) Arbitration. Any and all controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement shall be subject to binding arbitration. Any arbitration will be administered by the American Arbitration Association ("AAA") in accordance with its Rules for the Resolution of Commercial Disputes. Employee agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Employee understands that each party shall bear its own costs and expenses, including attorney's fees, incurred in connection with any Arbitration. The decision of the arbitrator shall be in writing. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute under this Agreement. Accordingly, except as provided for by the Rules, neither Employee nor Diamond Hill will be permitted to pursue court action regarding this Agreement.

          (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.


                  [Remainder of Page Intentionally Left Blank]

     The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. Employee agrees to notify Diamond Hill of any change in his address below.

EMPLOYEE                                  DIAMOND HILL INVESTMENT GROUP, INC.,
                                          an Ohio corporation



                                          By:
[                         ]               Name: ________________________________
                                          Title: _______________________________


Address:

_________________________________

_________________________________



  [SIGNATURE PAGE TO AGREEMENT FOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS]

================================================================================

  IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS
                              YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS
                                   EXHIBIT A.

        YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

YOU (AND NOT DIAMOND HILL OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST DIAMOND HILL OR ITS AGENTS TO
  MAKE THIS FILING ON YOUR BEHALF AND EVEN IF DIAMOND HILL OR ITS AGENTS HAVE
                  PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.


   THE ELECTION SHOULD BE FILED BY MAILING A SIGNED ELECTION FORM BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE IRS SERVICE CENTER WHERE YOU FILE YOUR
                          TAX RETURNS. SEE WWW.IRS.GOV.

                                    EXHIBIT A
                                    ---------

                       ELECTION UNDER SECTION 83(b) OF THE
                       -----------------------------------
                    INTERNAL REVENUE CODE OF 1986, AS AMENDED
                    -----------------------------------------

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

     1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

      NAME OF TAXPAYER: _______________________    SPOUSE: _____________________

      TAXPAYER'S ADDRESS: _____________________

                          _____________________

      TAXPAYER ID #: __________________________    SPOUSE'S ID #: ______________

     2. The property with respect to which the election is made is described as follows: shares (the "Shares") of the Common Stock of Diamond Hill Investment Group, Inc. (the "Company").

     3. The date on which the property was transferred is: ___________________.

     4. The property is subject to the following restrictions: The Shares may be repurchased by Diamond Hill, or its assignee, upon the occurrence of certain events. This right lapses with regard to the Shares over time.

     5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $__________ per Share.

     6. The amount, if any, paid for such property: $0.

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

      The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ________________.      __________________________________________
                              [                         ], Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ________________.      __________________________________________
                              Spouse of Taxpayer

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